UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2012

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 11, 2012, Resource Real Estate Opportunity REIT, Inc. (the “Company”) held its annual meeting of stockholders at One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103. The matter submitted to the stockholders for a vote was the election of five directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

The nominees submitted for election as directors were Jonathan Z. Cohen, Alan F. Feldman, Gary Lichtenstein, Lee F. Shlifer, and Thomas J. Ikeler. The number of votes cast for and votes withheld for each of the director nominees was as follows:

Name	For	Withhold
Jonathan Z. Cohen	5,505,184.219	114,221.492
Alan F. Feldman	5,505,184.219	114,221.492
Gary Lichtenstein	5,406,136.466	213,269.245
Lee F. Shlifer	5,511,199.219	108,206.492
Thomas J. Ikeler	5,508,661.719	110,743.992

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: July 12, 2012	By:	/s/ Alan F. Feldman
Alan F. Feldman Chief Executive Officer (Principal Executive Officer)